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
KAUFMAN & CANOLES                                                                  One Commercial Place
---|A Professional Corporation|---                                                 P.O. Box 3037
Attorneys and Counselors at Law                         Jeffrey A.D. Cohen         Norfolk, VA 23514
                                                        757 /624-3352              757 /624-3000
                                                                                   fax: 757 /624-3169
                                                                                   jacohen@kaufcan.com
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                                                                     EXHIBIT 5.1
_______________, 2002


CNB Bancorp, Inc.
70 E. Windsor Boulevard
Suite B
Windsor, VA  23487

     Re:  Registration Statement on Form SB-2
          Up to 850,000 Shares of Common Stock and 102,500 Shares of Common Stock Issuable Upon Exercise of Warrants to Purchase Common Stock

Ladies and Gentlemen:

     We have acted as counsel to CNB Bancorp, Inc. (the "Company"), a Virginia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement") of up to 850,000 shares (the "Offering Shares") of common stock, $.01 par value (the "Common Stock") of the Company and up to 102,500 shares of Common Stock (the "Warrant Shares") issuable upon exercise of warrants ("Warrants") to purchase Common Stock (the Offering Shares and Warrant Shares, collectively the "Shares").

     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and that, upon issuance and delivery to investors as described in the Registration Statement and, in the case of the Warrant Shares, upon exercise of the Warrants and payment of the exercise price thereof in accordance with the terms of the Warrants, the Shares will be legally and validly issued, fully paid and non-assessable.

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
Chesapeake            Hampton             Newport News        Virginia Beach      Williamsburg
757 /547-7177         757 /314-3900       757 /873-6300       757 /491-4000       757 /259-3800
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                           www.kaufmanandcanoles.com
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     We hereby consent to (i) the filing of this opinion as Exhibit 5.1 to the
Registration Statement and (ii) the reference to our firm in the section captioned "Legal Matters" therein.  In giving such consent, we do not thereby admit that we are acting within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                                     Sincerely,

                                     /s/ Kaufman & Canoles

                                     KAUFMAN & CANOLES